PNC CPAs

April 11, 2008

Securities and Exchange Commission
100 F Street Northeast
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Expedition Leasing, Inc. included under Item 4.01 of Form 8-K dated April 11, 2008 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida

Pender Newkirk & Company LLP · Certified Public Accountants
100 South Ashley Drive · Suite 1650 · Tampa, Florida 33602 · (813) 229-2321 · Fax: (813) 229-2359